FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
January 24, 2017	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com

Sterling Bancorp Announces Record Results for the Three and Twelve Months Ended December 31, 2016.
Strong operating momentum continued in the fourth quarter, highlighted by GAAP diluted earnings per share of $0.31, adjusted diluted earnings per share1 of $0.30 and record profitability.
Key Performance Highlights for the Twelve Months ended December 31, 2016 vs. December 31, 2015

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	2015	2016	Change % / bps	2015	2016	Change % / bps
Net income	$66,114	$139,972	111.7%	$105,398	$145,518	38.1%
Diluted EPS	0.60	1.07	78.3	0.96	1.11	15.6
Net interest margin[2]	3.60%	3.44%	(16)	3.67%	3.55%	(12)
Return on average tangible equity	8.70	14.34	564	13.86	14.90	104
Return on average tangible assets	0.73	1.15	42	1.17	1.20	3
Efficiency ratio[3]	69.6	52.2	(1,740)	50.8	46.2	(460)

▪	Total portfolio loans reached a record $9.5 billion as of December 31, 2016.

▪	Loan growth was $1.7 billion, or 21.2% (end of period balances, including acquired loans).

▪	Loans to deposits ratio of 94.6%; total deposits were $10.1 billion at December 31, 2016.

▪	Deposit growth was $1.5 billion, or 17.3% (end of period balances).

▪	Core deposit[4] growth of $982.7 million, or 12.6% (end of period balances); over $8.8 billion in core deposits.
Key Performance Highlights for the Three Months ended December 31, 2016 vs. December 31, 2015

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	2015	2016	Change % / bps	2015	2016	Change % / bps
Net income	$32,791	$40,996	25.0%	$33,525	$39,954	19.2%
Diluted EPS	0.25	0.31	24.0	0.26	0.30	15.4
Net interest margin[2]	3.62%	3.40%	(22)	3.68%	3.52%	(16)
Return on average tangible equity	14.28	15.66	138	14.60	15.27	67
Return on average tangible assets	1.20	1.26	6	1.22	1.23	1
Efficiency ratio[3]	51.5	46.3	(520)	47.6	43.3	(430)

▪	Annualized loan growth of 15.6% (end of period balances, including acquired loans) and 23.8% (average balances, including acquired loans) over the linked quarter.

▪
Total deposits decreased $129.0 million over the linked quarter due to seasonal flows in municipal deposits. Total commercial and retail demand deposits grew $105.8 million, or an annualized growth rate of 9.3%.

▪
Completed a common equity offering raising $91.0 million in net proceeds; intended use of proceeds is for general corporate purposes, which may include working capital, funding potential acquisitions and other strategic business opportunities.

▪	Completed the sale of the trust division in November 2016; realized a net gain on sale of $2.3 million.

1. Non-GAAP/adjusted measures are defined in the non-GAAP tables beginning on page 16.
2. Net interest margin as adjusted is equal to net interest margin plus the tax equivalent adjustment for tax exempt securities.
3. See page 19 for an explanation of the efficiency ratio.
4. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and exclude certificates of deposit and brokered deposits, except for reciprocal Certificate of Deposit Account Registry balances.

MONTEBELLO, N.Y. – January 24, 2017 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and twelve months ended December 31, 2016. Net income for the quarter ended December 31, 2016 was $41.0 million, or $0.31 per diluted share, compared to net income of $37.4 million, or $0.29 per diluted share, for the linked quarter ended September 30, 2016 and net income of $32.8 million, or $0.25 per diluted share, for the fourth quarter of 2015.

Net income for the twelve months ended December 31, 2016 was $140.0 million, or $1.07 per diluted share, compared to net income of $66.1 million, or $0.60 per diluted share for the same period in 2015. Results for 2015 included merger-related expense and other restructuring charges incurred in connection with the Hudson Valley Merger, and the results of operations of Hudson Valley for the period from June 30, 2015 (date of acquisition) through December 31, 2015.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “Our positive momentum in operating performance continued this quarter and throughout 2016, as evidenced by our ability to achieve record volumes in loans, revenues and profitability. As of December 31, 2016, our total assets reached $14.2 billion, compared to $12.0 billion a year ago. Our total portfolio loans ended at $9.5 billion, compared to $7.9 billion a year ago and our total deposits were $10.1 billion, compared to $8.6 billion a year ago. We end 2016 as a substantially larger, more diversified and more profitable company and we are making significant progress towards our goal of creating a high performing regional bank that focuses on serving commercial middle market clients and consumers.

“Our strategic initiatives have remained consistent. In 2016 we continued to grow our loans and deposits organically, recruit new commercial banking teams and augmented organic growth with opportunistic acquisitions of commercial finance businesses and portfolios. We also significantly reduced our network of financial centers and consolidated 12 locations during the year; we constantly evaluate opportunities to further reduce locations and are focused on maintaining a network in which all financial centers meet our profitability and efficiency targets. Finally, we simplified our operations by divesting our residential mortgage originations business and our trust division; these were businesses in which we did not have a competitive advantage and that were not in-line with our commercial banking strategy. We will reallocate the capital and resources from these divestitures to other businesses where we can achieve risk-adjusted returns that exceed our targets.

“The positive impact of our strategic initiatives is demonstrated in our results. For the twelve months ended December 31, 2016, our GAAP net income was $140.0 million, or $1.07 per diluted share. Our adjusted net income was $145.5 million and adjusted diluted earnings per share were $1.11, compared to $105.4 million and $0.96, respectively, for 2015. This represents growth in adjusted earnings and diluted earnings per share of 38.1% and 15.6%, respectively. Our return on average tangible assets for the year was 1.15% and return on average tangible equity was 14.34%. This compares to 0.73% and 8.70%, respectively, for 2015. Our adjusted return on average tangible assets for the year was 1.20% and adjusted return on average tangible equity was 14.90%. This compares to 1.17% and 13.86%, respectively, for 2015.

“Our performance in the fourth quarter was also strong. Our GAAP net income was $41.0 million, or $0.31 per diluted share. Our adjusted net income was $40.0 million and adjusted diluted earnings per share were $0.30, compared to $33.5 million and $0.26, respectively, for the fourth quarter of 2015. This represents growth in adjusted earnings and adjusted diluted earnings per share of 19.2% and 15.4%, respectively. We have continued to focus on increasing our operating leverage. During the quarter, our reported operating efficiency ratio was 46.3% and our adjusted efficiency ratio was 43.3%. This represents an all-time low efficiency ratio and a decrease of 520 and 430 basis points, respectively, relative to the same quarter a year ago.

“We have a strong balance sheet with a diversified loan portfolio that grew by 21.2% in 2016 and which has a balanced mix of 43.8% commercial and industrial loans, 45.9% commercial real estate loans and 10.3% consumer loans. We maintained our loans to deposits ratio within our target range of 90% to 95% throughout the year and closed 2016 with a loans to deposits ratio of 94.6%. Our core deposits grew by $982.7 million, representing a growth rate of 12.6%. We have ample funding and capital to continue executing our strategy. We completed a common equity offering in November 2016 raising $91.0 million in net proceeds and are confident in our ability to continue generating organic growth in loans, deposits and acquisition opportunities.

“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on February 21, 2017 to holders of record as of February 6, 2017. Thank you to all of our clients, employees and stockholders for driving our success in 2016 and we look forward to continue working with all of you in 2017 and beyond.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
GAAP net income of $41.0 million, or $0.31 per diluted share, for the fourth quarter of 2016, included a pre-tax net loss on sale of securities of $102 thousand, a pre-tax net gain on the sale of the trust division of $2.3 million and the amortization of non-compete agreements and acquired customer list intangibles of $610 thousand. Excluding the impact of these and other items, adjusted net income was $40.0 million, or $0.30 per diluted share.

Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s Non-GAAP financial measures beginning on page 16.

Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	12/31/2015	9/30/2016	12/31/2016	Y-o-Y	Linked Qtr
Interest income	$106,224	$118,161	$123,075	15.9%	4.2%
Interest expense	10,803	15,031	15,827	46.5	5.3
Net interest income	$95,421	$103,130	$107,248	12.4	4.0

Accretion on acquired loans	$7,090	$4,381	$4,504	(36.5)%	2.8%
Yield on loans	4.65%	4.57%	4.49%	(16)	(8)
Tax equivalent yield on investment securities	2.66	2.74	2.81	15	7
Tax equivalent yield on interest earning assets	4.09	4.03	4.02	(7)	(1)
Cost of total deposits	0.26	0.37	0.36	10	(1)
Cost of interest bearing deposits	0.39	0.54	0.53	14	(1)
Cost of borrowings	2.04	1.75	1.72	(32)	(3)
Tax equivalent net interest margin	3.68	3.53	3.52	(16)	(1)

Average loans, includes loans held for sale	$7,658,651	$8,744,508	$9,267,290	21.0%	6.0%
Average investment securities	2,541,586	2,937,708	2,972,873	17.0	1.2
Average total earning assets	10,460,168	12,015,838	12,565,744	20.1	4.6
Average deposits	8,825,557	9,915,494	10,161,022	15.1	2.5

Fourth quarter 2016 compared with fourth quarter 2015
Net interest income was $107.2 million, an increase of $11.8 million compared to the fourth quarter of 2015. This was mainly due to an increase in average loans originated through our commercial banking teams and the acquisitions of NewStar Business Credit LLC (“NSBC”), which closed on March 31, 2016, and the franchise finance loan portfolio acquired from GE Capital, which closed in September 2016. Other key components of the changes in net interest income were the following:

▪	The yield on loans was 4.49%, compared to 4.65% for the three months ended December 31, 2015.

▪	Yield on loans included $4.5 million of accretion of the fair value discount associated with prior acquisitions compared to $7.1 million in the fourth quarter of 2015.

▪	Average commercial loans were $8.2 billion compared to $6.6 billion in the fourth quarter of 2015, an increase of $1.6 billion or 24.6%.

▪
The tax equivalent yield on investment securities increased 15 basis points to 2.81%. Tax exempt securities grew to $1.2 billion for the quarter ended December 31, 2016 compared to $429.6 million in the fourth quarter of 2015.

▪	The cost of total deposits was 36 basis points and the cost of borrowings was 1.72%, compared to 26 basis points and 2.04%, respectively, for the same period a year ago.

▪	The tax equivalent yield on interest earning assets decreased seven basis points from the fourth quarter of 2015 to 4.02% for the fourth quarter of 2016.

▪	Tax equivalent net interest margin was 3.52% compared to 3.68% for the same period a year ago.

Fourth quarter 2016 compared with linked quarter ended September 30, 2016
Net interest income increased $4.1 million compared to the linked quarter ended September 30, 2016. The increase was mainly due to organic loan growth, as the average balance of loans increased $522.8 million for the fourth quarter of 2016 compared to the linked quarter. Net interest income also benefited from accretion of the fair value discount on acquired loans, which was $4.5 million in the fourth quarter of 2016. Average interest bearing deposits increased by $224.6 million and average borrowings increased $193.5 million relative to the linked quarter, which resulted in an increase of $796 thousand in interest expense. The average borrowings included $65.0 million of subordinated notes issued on September 2, 2016, which were fully outstanding for the entire fourth quarter of 2016.

Other key components of the change in net interest income were the following:

▪	The yield on loans was 4.49% in the quarter compared to 4.57% in the linked quarter.

▪	Average commercial loans were $8.2 billion compared to $7.7 billion in the linked quarter, an increase of $495.2 million, or 25.5% on an annualized basis.

▪	The tax equivalent yield on investment securities increased seven basis points to 2.81% in the quarter.

▪	The cost of total deposits decreased one basis point to 36 basis points in the quarter. The total cost of borrowings decreased three basis points to 1.72%.

▪	The tax equivalent yield on interest earning assets decreased one basis point to 4.02% in the quarter.

▪	Tax equivalent net interest margin was 3.52% compared to 3.53% in the linked quarter.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	12/31/2015	9/30/2016	12/31/2016	Y-o-Y	Linked Qtr
Total non-interest income	$16,081	$19,039	$16,057	(0.1)%	(15.7)%
Net (loss) gain on sale of securities	(121)	3,433	(102)	(15.7)	NM
Net gain on sale of trust division	—	—	2,255	NM	NM
Adjusted non-interest income	$16,202	$15,606	$13,904	(14.2)	(10.9)

Fourth quarter 2016 compared with fourth quarter 2015
Excluding net (loss) gain on sale of securities and net gain on sale of the trust division, adjusted non-interest income declined $2.3 million in the fourth quarter of 2016 to $13.9 million compared to $16.2 million in the same quarter last year. The change was mainly due to a decrease in mortgage banking fee income of $2.1 million resulting from the sale of our residential mortgage originations business, which was completed in the third quarter of 2016, and a decrease of $1.1 million in deposit fees and service charges associated mainly with the impact of the Durbin Amendment, which decreased our interchange revenue effective July 1, 2016. Bank owned life insurance income also decreased $459 thousand relative to the same period a year ago. Partially offsetting these decreases was an increase in other non-interest income of $1.9 million, which was due to an increase in letters of credit fees, higher other commissions and loan fees and loan swap fees mainly generated from the NSBC Acquisition and our commercial banking teams.

Fourth quarter 2016 compared with linked quarter ended September 30, 2016
Excluding net (loss) gain on sale of securities and net gain on sale of the trust division, adjusted non-interest income decreased $1.7 million from $15.6 million in the linked quarter ended September 30, 2016 to $13.9 million in the fourth quarter of 2016. This was mainly due to lower accounts receivable and factoring commissions of $750 thousand due to seasonality in the factoring business which experiences peak volumes in the third quarter; lower mortgage banking fee income of $502 thousand as a result of the sale of our residential mortgage originations business; lower investment management fees of $521 thousand due to the sale of the trust division; and lower deposit fees and service charges of $240 thousand. These declines were partially offset by an increase of $869 thousand in other non-interest income due to higher letters of credit fees and higher other commissions and loan fees, which were mainly due to higher loan syndication and loan participation activity.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	12/31/2015	9/30/2016	12/31/2016	Y-o-Y	Linked Qtr
Compensation and benefits	$29,868	$32,501	$32,060	7.3%	(1.4)%
Occupancy and office operations	9,306	8,021	8,372	(10.0)	4.4
Loss on extinguishment of debt	—	1,013	—	—	(100.0)
Charge for asset write-downs and severance	—	2,000	—	NM	NM
Other expenses	18,245	18,721	16,640	(8.8)	(11.1)
Total non-interest expense	$57,419	$62,256	$57,072	(0.6)	(8.3)
Full time equivalent employees (“FTEs”) at period end	1,089	995	970	(10.9)	(2.5)
Financial centers at period end	52	41	42	(19.2)	2.4
Efficiency ratio, as reported	51.5%	51.0%	46.3%	5.2	4.7
Efficiency ratio, as adjusted	47.6	45.8	43.3	4.3	2.5

Fourth quarter 2016 compared with fourth quarter 2015
Total non-interest expense decreased $0.3 million relative to the fourth quarter of 2015, from $57.4 million to $57.1 million, in the fourth quarter of 2016. Contributing to the decline in non-interest expense was a decrease of $934 thousand in occupancy and office operations, which was mainly due to the consolidation of 12 financial centers and other locations in 2016. Other expenses declined due to lower amortization of intangible assets of $550 thousand, as certain non-compete intangible assets from prior acquisitions are now fully amortized. Regulatory fees and assessments decreased by $756 thousand, as FDIC deposit insurance fees assessed to the Bank were reduced. Partially offsetting these declines was an increase in compensation and benefits expense of $2.2 million in the fourth quarter of 2016, which is mainly due to an increase in personnel as a result of the NSBC acquisition and the continued growth of our commercial banking teams.

Fourth quarter 2016 compared with linked quarter ended September 30, 2016
Non-interest expense declined $5.2 million from $62.3 million in the linked quarter to $57.1 million in the fourth quarter of 2016. Loss on extinguishment of debt and charge for assets write-downs and severance, which were related to the divestiture of the residential mortgage originations business and the extinguishment of a portion of the Company’s senior notes, did not recur in the fourth quarter of 2016. Compensation and benefits expense decreased $441 thousand between the periods, mainly due to the sale of the trust division and the residential mortgage originations business. Partially offsetting these decreases was an increase in occupancy and office operations of $351 thousand due to real estate taxes and higher utilities expense incurred in the fourth quarter of 2016.

Taxes
The Company recorded income tax expense at an effective tax rate of 32.5% for the fourth quarter of 2016, unchanged from the fourth quarter of 2015. The effective tax rate in the linked quarter ended September 30, 2016 was 31.2%. The Company has estimated an effective tax rate of 32.5% for 2016. Based on the continued growth of tax-exempt loans, municipal securities and current tax law, the Company anticipates its effective income tax rate in 2017 will remain between 32% and 33%. However, the effective income tax rate may change materially should changes to current tax law be enacted in 2017. Any changes to current tax law may also have an impact on the Company’s deferred tax position.

Key Balance Sheet Highlights as of December 31, 2016

($ in thousands)	As of			Change % / bps
	12/31/2015	9/30/2016	12/31/2016	Y-o-Y	Linked Qtr
Total assets	$11,955,952	$13,617,228	$14,178,447	18.6%	4.1%
Total portfolio loans, gross	7,859,360	9,168,741	9,527,230	21.2	3.9
Commercial & industrial (“C&I”) loans	3,131,028	4,097,767	4,171,950	33.2	1.8
Commercial real estate loans	3,715,779	4,107,072	4,374,104	17.7	6.5
Total commercial loans	6,846,807	8,204,839	8,546,054	24.8	4.2
Total deposits	8,580,007	10,197,253	10,068,259	17.3	(1.3)
Core deposits	7,822,636	9,002,188	8,805,301	12.6	(2.2)
Investment securities	2,643,823	2,797,717	3,069,398	16.1	9.7
Total borrowings	1,525,344	1,451,526	2,056,612	34.8	41.7
Loans to deposits	91.6%	89.9%	94.6%	3.0	4.7
Core deposits to total deposits	91.2	88.3	87.5	(3.70)	(0.80)
Investment securities to total assets	22.1	20.5	21.6	(0.5)	1.1
Highlights in balance sheet items as of December 31, 2016 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 43.8%, commercial real estate loans represented 43.5%, consumer and residential mortgage loans combined represented 10.3%, and acquisition, development and construction loans represented 2.4% of the total loan portfolio.

▪
Commercial loan growth, which includes all C&I loans, commercial real estate and acquisition, development and construction loans, was $1.7 billion for the year ended December 31, 2016, which included $162.0 million of franchise financing loans acquired from GE Capital and $320.4 million of asset-based lending loans acquired from NSBC.

▪	Aggregate exposure to taxi medallion relationships was $51.7 million, which represented 0.54% of total loans as of December 31, 2016, compared to $62.0 million, or 0.79% as of December 31, 2015.

▪
Total deposits at December 31, 2016 decreased $129.0 million, or 1.3%, compared to September 30, 2016, and increased $1.5 billion, or 17.3%, over December 31, 2015. The decline in deposits was due to seasonal flows in municipal deposits, which typically reach their peak in September in connection with tax collections.

▪
Core deposits at December 31, 2016 decreased $196.9 million, or 2.2%, compared to September 30, 2016, due to a seasonal decrease in municipal deposits. Core deposits increased $982.7 million, or 12.6%, over December 31, 2015.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	12/31/2015	9/30/2016	12/31/2016	Y-o-Y	Linked Qtr
Provision for loan losses	$5,500	$5,500	$5,500	—%	—%
Net charge-offs	2,966	1,960	1,283	(56.7)	(34.5)
Allowance for loan losses	50,145	59,405	63,622	26.9	7.1
Non-performing loans	66,411	81,067	78,853	18.7	(2.7)
Net charge-offs annualized	0.15%	0.09%	0.06%	9.0	3.0
Allowance for loan losses to total loans	0.64	0.65	0.67	3.0	2.0
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans[6]	1.16	1.10	1.05	(11.0)	(5.0)
Allowance for loan losses to non-performing loans	75.5	73.3	80.7	520	740
6 See a reconciliation of this non-GAAP financial measure on page 18.

Provision for loan losses was $5.5 million for all periods presented above; in the fourth quarter of 2016, provision for loan losses was $4.2 million greater than net charge-offs of $1.3 million. Allowance coverage ratios increased to 0.67% of total loans and 80.7% of non-performing loans. The increase in non-performing loans at September 30, 2016 compared to December 31, 2015 was mainly due to one taxi medallion relationship; non-performing loans decreased by $2.2 million to $78.9 million relative to the linked quarter.
As a result of purchase accounting, a substantial portion of the loans acquired in prior merger transactions do not have an allocation in the allowance for loan losses as the performance of these loans remains satisfactory. The total valuation balances recorded against portfolio loans to adjusted gross portfolio loans6 was 1.16% and 1.05% at December 31, 2015 and December 31, 2016, respectively.
Aggregate exposure to taxi medallion relationships as of December 31, 2016 was $51.7 million. This represented a decrease of $215 thousand relative to the linked quarter.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	12/31/2015	9/30/2016	12/31/2016	Y-o-Y	Six months
Total stockholders’ equity	$1,665,073	$1,765,160	$1,855,183	11.4%	5.1%
Goodwill and intangible assets	748,066	765,858	762,953	2.0	(0.4)
Tangible stockholders’ equity	$917,007	$999,302	$1,092,230	19.1	9.3
Common shares outstanding	130,006,926	130,853,673	135,257,570	4.0	3.4
Book value per share	$12.81	$13.49	$13.72	7.1	1.7
Tangible book value per share	7.05	7.64	8.08	14.6	5.8
Tangible equity to tangible assets	8.18%	7.78%	8.14%	(0.04)	0.36
Estimated Tier 1 leverage ratio - Company	9.03	8.31	8.95	(0.08)	0.64
Estimated Tier 1 leverage ratio - Bank	9.65	8.72	9.08	(0.57)	0.36

The increase in stockholders’ equity of $190.1 million to $1.9 billion as of December 31, 2016 compared to December 31, 2015 was mainly the result of net income of $140.0 million, the common equity offering completed in November 2016, which raised $91.0 million in net proceeds, and stock option exercises and stock-based compensation, which totaled $8.4 million. These increases were partially offset by declared dividends of $36.4 million and an increase in other comprehensive loss of $14.5 million. The change in accumulated other comprehensive loss was primarily due to a change in the fair value of our available for sale securities portfolio.

Total goodwill and other intangible assets were $763.0 million at December 31, 2016, an increase of $14.9 million compared to December 31, 2015, which was due to the NSBC Acquisition, and was partially offset by amortization of intangibles of $12.4 million.

For the quarter ended December 31, 2016, basic and diluted weighted average common shares outstanding increased to 132.3 million and 133.0 million, respectively, compared to 130.2 million basic shares and 130.9 million diluted shares, respectively, for the quarter ended September 30, 2016. Total common shares outstanding at December 31, 2016 were approximately 135.3 million.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Wednesday, January 25, 2017 at 10:30 AM Eastern Time to discuss the Company’s results. Interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com. Analysts are invited to listen by dialing (877) 718-5111, Conference ID #2283325. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: our ability to successfully implement strategic initiatives, to grow revenues faster than we grow expenses, and to integrate and fully realize cost savings and other benefits we estimate in connection with acquisitions; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; including our ability to effectively deploy recently raised capital; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Annual Report on Form 10-K to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION                        (unaudited, in thousands, except share and per share data)

	12/31/2015	9/30/2016	12/31/2016
Assets:
Cash and cash equivalents	$229,513	$380,458	$293,646
Investment securities	2,643,823	2,797,717	3,069,398
Loans held for sale	34,110	81,695	41,889
Portfolio loans:
Commercial and industrial	3,131,028	4,097,767	4,171,950
Commercial real estate	3,529,381	3,895,176	4,144,018
Acquisition, development and construction	186,398	211,896	230,086
Residential mortgage	713,036	672,355	697,108
Consumer	299,517	291,547	284,068
Total portfolio loans, gross	7,859,360	9,168,741	9,527,230
Allowance for loan losses	(50,145)	(59,405)	(63,622)
Total portfolio loans, net	7,809,215	9,109,336	9,463,608
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	116,758	107,670	135,098
Accrued interest receivable	31,531	42,107	43,319
Premises and equipment, net	63,362	58,761	57,318
Goodwill	670,699	696,600	696,600
Other intangibles	77,367	69,258	66,353
Bank owned life insurance	196,288	198,556	199,889
Other real estate owned	14,614	16,422	13,619
Other assets	68,672	58,648	97,710
Total assets	$11,955,952	$13,617,228	$14,178,447
Liabilities:
Deposits	$8,580,007	$10,197,253	$10,068,259
FHLB borrowings	1,409,885	1,181,498	1,791,000
Other borrowings	16,566	21,191	16,642
Senior notes	98,893	76,388	76,469
Subordinated notes	—	172,449	172,501
Mortgage escrow funds	13,778	15,836	13,572
Other liabilities	171,750	187,453	184,821
Total liabilities	10,290,879	11,852,068	12,323,264
Stockholders’ equity:
Common stock	1,367	1,367	1,411
Additional paid-in capital	1,506,612	1,504,777	1,597,287
Treasury stock	(76,190)	(66,262)	(66,188)
Retained earnings	245,408	317,385	349,308
Accumulated other comprehensive (loss) income	(12,124)	7,893	(26,635)
Total stockholders’ equity	1,665,073	1,765,160	1,855,183
Total liabilities and stockholders’ equity	$11,955,952	$13,617,228	$14,178,447

Shares of common stock outstanding at period end	130,006,926	130,853,673	135,257,570
Book value per share	$12.81	$13.49	$13.72
Tangible book value per share	7.05	7.64	8.08

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Year Ended
	12/31/2015	9/30/2016	12/31/2016	12/31/2015	12/31/2016
Interest and dividend income:
Loans and loan fees	$89,707	$100,503	$104,651	$292,496	$390,847
Securities taxable	12,201	9,870	9,125	39,369	42,540
Securities non-taxable	3,139	6,751	8,036	12,076	23,669
Other earning assets	1,177	1,037	1,263	4,200	4,495
Total interest and dividend income	106,224	118,161	123,075	348,141	461,551
Interest expense:
Deposits	5,728	9,201	9,252	17,478	33,189
Borrowings	5,075	5,830	6,575	19,447	24,093
Total interest expense	10,803	15,031	15,827	36,925	57,282
Net interest income	95,421	103,130	107,248	311,216	404,269
Provision for loan losses	5,500	5,500	5,500	15,700	20,000
Net interest income after provision for loan losses	89,921	97,630	101,748	295,516	384,269
Non-interest income:
Accounts receivable / factoring commissions and other fees	4,389	4,898	4,148	17,088	17,695
Mortgage banking income	2,762	1,153	651	11,405	6,173
Deposit fees and service charges	4,241	3,407	3,167	15,871	15,166
Net (loss) gain on sale of securities	(121)	3,433	(102)	4,837	7,522
Bank owned life insurance	1,792	1,891	1,333	5,235	5,832
Investment management fees	877	1,086	565	2,397	3,710
Other	2,141	3,171	6,295	5,918	14,889
Total non-interest income	16,081	19,039	16,057	62,751	70,987
Non-interest expense:
Compensation and benefits	29,868	32,501	32,060	104,939	125,916
Stock-based compensation plans	1,281	1,673	1,557	4,581	6,518
Occupancy and office operations	9,306	8,021	8,372	32,915	34,486
Amortization of intangible assets	3,431	3,241	2,881	10,043	12,416
FDIC insurance and regulatory assessments	2,287	2,151	1,531	7,380	8,240
Other real estate owned, net	87	721	206	274	2,051
Merger-related expenses	—	—	—	17,079	265
Defined benefit plan termination charge	—	—	—	13,384	—
Loss on extinguishment of borrowings	—	1,013	—	—	9,729
Other	11,159	12,935	10,465	69,723	48,281
Total non-interest expense	57,419	62,256	57,072	260,318	247,902
Income before income tax expense	48,583	54,413	60,733	97,949	207,354
Income tax expense	15,792	16,991	19,737	31,835	67,382
Net income	$32,791	$37,422	$40,996	$66,114	$139,972
Weighted average common shares:
Basic	129,812,551	130,239,193	132,271,761	109,907,645	130,607,994
Diluted	130,354,779	130,875,614	132,995,762	110,329,353	131,234,462
Earnings per common share:
Basic earnings per share	$0.25	$0.29	$0.31	$0.60	$1.07
Diluted earnings per share	0.25	0.29	0.31	0.60	1.07
Dividends declared per share	0.07	0.07	0.07	0.28	0.28

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016
Total assets	$11,955,952	$12,865,356	$13,065,248	$13,617,228	$14,178,447
Tangible assets [1]	11,207,886	12,092,966	12,296,123	12,851,370	13,415,494
Securities available for sale	1,921,032	1,894,820	1,613,013	1,417,617	1,677,977
Securities held to maturity	722,791	952,922	1,367,046	1,380,100	1,391,421
Portfolio loans	7,859,360	8,286,163	8,594,295	9,168,741	9,527,230
Goodwill	670,699	696,600	696,600	696,600	696,600
Other intangibles	77,367	75,790	72,525	69,258	66,353
Deposits	8,580,007	9,328,622	9,785,556	10,197,253	10,068,259
Municipal deposits (included above)	1,140,206	1,285,264	1,184,231	1,551,147	1,270,921
Borrowings	1,525,344	1,675,508	1,309,954	1,451,526	2,056,612
Stockholders’ equity	1,665,073	1,698,133	1,735,994	1,765,160	1,855,183
Tangible equity [1]	917,007	925,743	966,869	999,302	1,092,230
Quarterly Average Balances
Total assets	11,622,621	12,001,370	12,700,038	13,148,201	13,671,676
Tangible assets [1]	10,872,287	11,253,958	11,929,107	12,380,448	12,907,133
Loans, gross:
Commercial real estate (includes multi-family)	3,444,774	3,587,341	3,694,162	3,823,853	3,963,216
Acquisition, development and construction	181,550	179,420	197,489	215,798	224,735
Commercial and industrial:
Traditional commercial and industrial	1,232,941	1,201,960	1,229,473	1,274,194	1,383,013
Asset based lending	304,113	304,779	636,383	640,931	700,285
Payroll finance	199,856	192,428	187,887	162,938	218,365
Warehouse lending	293,387	248,831	301,882	404,156	551,746
Factored receivables	210,081	181,974	183,051	200,471	231,554
Equipment financing	587,445	616,995	630,922	652,531	586,078
Public sector finance	145,701	179,147	226,929	350,244	361,339
Total commercial and industrial	2,973,524	2,926,114	3,396,527	3,685,465	4,032,380
Residential mortgage	777,561	755,564	729,685	727,304	759,692
Consumer	281,242	297,028	295,666	292,088	287,267
Loans, total [2]	7,658,651	7,745,467	8,313,529	8,744,508	9,267,290
Securities (taxable)	2,111,953	2,139,547	2,032,518	1,838,775	1,814,649
Securities (non-taxable)	429,633	593,777	837,133	1,098,933	1,158,224
Other interest earning assets	259,931	401,565	375,244	333,622	325,581
Total earning assets	10,460,168	10,880,356	11,558,424	12,015,838	12,565,744
Deposits:
Non-interest bearing demand	3,017,727	3,009,085	3,059,562	3,196,204	3,217,156
Interest bearing demand	1,485,690	1,607,227	2,016,365	2,107,669	2,116,708
Savings (including mortgage escrow funds)	962,766	814,485	809,123	827,647	798,090
Money market	2,808,734	2,866,666	3,056,188	3,174,536	3,395,542
Certificates of deposit	550,640	619,154	620,759	609,438	633,526
Total deposits and mortgage escrow	8,825,557	8,916,617	9,561,997	9,915,494	10,161,022
Borrowings	988,550	1,274,605	1,304,442	1,324,001	1,517,482
Stockholders’ equity	1,661,282	1,686,274	1,711,902	1,751,414	1,805,790
Tangible equity [1]	910,948	938,862	940,971	983,661	1,041,247

[1] See a reconciliation of this non-GAAP financial measure on page 16.
[2] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Share Data	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016
Basic earnings per share	$0.25	$0.18	$0.29	$0.29	$0.31
Diluted earnings per share	0.25	0.18	0.29	0.29	0.31
Adjusted diluted earnings per share, non-GAAP [1]	0.26	0.25	0.27	0.29	0.30
Dividends declared per share	0.07	0.07	0.07	0.07	0.07
Book value per share	12.81	13.01	13.29	13.49	13.72
Tangible book value per share	7.05	7.09	7.40	7.64	8.08
Shares of common stock o/s	130,006,926	130,548,989	130,620,463	130,853,673	135,257,570
Basic weighted average common shares o/s	129,812,551	129,974,025	130,081,465	130,239,193	132,271,761
Diluted weighted average common shares o/s	130,354,779	130,500,975	130,688,729	130,875,614	132,995,762
Performance Ratios (annualized)
Return on average assets	1.12%	0.80%	1.20%	1.13%	1.19%
Return on average equity	7.83%	5.67%	8.87%	8.50%	9.03%
Return on average tangible assets, as reported [1]	1.20%	0.85%	1.27%	1.20%	1.26%
Return on average tangible equity, as reported [1]	14.28%	10.18%	16.14%	15.13%	15.66%
Return on average tangible assets, as adjusted [1]	1.22%	1.15%	1.19%	1.21%	1.23%
Return on average tangible equity, as adjusted [1]	14.60%	13.78%	15.14%	15.28%	15.27%
Efficiency ratio, as adjusted [1]	47.6%	48.9%	47.2%	45.8%	43.3%
Analysis of Net Interest Income
Yield on loans	4.65%	4.62%	4.68%	4.57%	4.49%
Yield on investment securities - tax equivalent [2]	2.66%	2.65%	2.76%	2.74%	2.81%
Yield on interest earning assets - tax equivalent [2]	4.09%	4.00%	4.09%	4.03%	4.02%
Cost of total deposits	0.26%	0.29%	0.35%	0.37%	0.36%
Cost of borrowings	2.04%	1.92%	1.73%	1.75%	1.72%
Cost of interest bearing liabilities	0.63%	0.70%	0.72%	0.74%	0.74%
Net interest rate spread - tax equivalent basis [2]	3.46%	3.30%	3.37%	3.29%	3.28%
Net interest margin - GAAP basis	3.62%	3.46%	3.49%	3.41%	3.40%
Net interest margin - tax equivalent basis [2]	3.68%	3.53%	3.60%	3.53%	3.52%
Capital
Tier 1 leverage ratio - Company [3]	9.03%	8.60%	8.36%	8.31%	8.95%
Tier 1 leverage ratio - Bank only [3]	9.65%	9.16%	8.84%	8.72%	9.08%
Tier 1 risk-based capital ratio - Bank only [3]	11.45%	10.89%	10.70%	10.42%	10.86%
Total risk-based capital ratio - Bank only [3]	12.00%	12.60%	12.37%	12.66%	13.05%
Tangible equity to tangible assets - Company [1]	8.18%	7.66%	7.86%	7.78%	8.14%
Condensed Five Quarter Income Statement
Interest and dividend income	$106,224	$106,006	$114,309	$118,161	$123,075
Interest expense	10,803	12,496	13,929	15,031	15,827
Net interest income	95,421	93,510	100,380	103,130	107,248
Provision for loan losses	5,500	4,000	5,000	5,500	5,500
Net interest income after provision for loan losses	89,921	89,510	95,380	97,630	101,748
Non-interest income	16,081	15,430	20,442	19,039	16,057
Non-interest expense	57,419	68,931	59,640	62,256	57,072
Income before income tax expense	48,583	36,009	56,182	54,413	60,733
Income tax expense	15,792	12,243	18,412	16,991	19,737
Net income	$32,791	$23,766	$37,770	$37,422	$40,996

[1] See a reconciliation of non-GAAP financial measures beginning on page 16.
[2] Tax equivalent basis represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016
Balance, beginning of period	$47,611	$50,145	$53,014	55,865	$59,405
Provision for loan losses	5,500	4,000	5,000	5,500	5,500
Loan charge-offs[1]:
Traditional commercial & industrial	(281)	(489)	(429)	(570)	(219)
Asset based lending	—	—	—	—	—
Payroll finance	—	—	(28)	—	—
Factored receivables	(21)	(81)	(792)	(60)	(267)
Equipment financing	(1,463)	(457)	(572)	(377)	(576)
Commercial real estate	(1,134)	(4)	(100)	(630)	(225)
Multi-family	—	—	(18)	(399)	—
Acquisition development & construction	—	—	—	—	—
Residential mortgage	(524)	(224)	(209)	(338)	(274)
Consumer	(810)	(511)	(532)	(259)	(313)
Total charge offs	(4,233)	(1,766)	(2,680)	(2,633)	(1,874)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	675	313	153	381	152
Asset based lending	—	16	46	—	—
Payroll finance	24	4	28	—	—
Factored receivables	14	24	17	10	10
Equipment financing	409	108	102	123	227
Commercial real estate	56	21	53	111	168
Multi-family	9	2	—	—	—
Acquisition development & construction	43	—	104	—	—
Residential mortgage	—	28	1	—	1
Consumer	37	119	27	48	33
Total recoveries	1,267	635	531	673	591
Net loan charge-offs	(2,966)	(1,131)	(2,149)	(1,960)	(1,283)
Balance, end of period	$50,145	$53,014	$55,865	$59,405	$63,622
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$65,737	$84,436	$79,036	$77,794	$77,163
NPLs still accruing	674	1,002	528	3,273	1,690
Total NPLs	66,411	85,438	79,564	81,067	78,853
Other real estate owned	14,615	14,527	16,590	16,422	13,619
Non-performing assets (“NPAs”)	$81,026	$99,965	$96,154	$97,489	$92,472
Loans 30 to 89 days past due	$67,996	$19,168	$18,653	$17,683	$15,100
Net charge-offs as a % of average loans (annualized)	0.15%	0.06%	0.10%	0.09%	0.06%
NPLs as a % of total loans	0.84	1.03	0.93	0.88	0.83
NPAs as a % of total assets	0.68	0.78	0.74	0.72	0.65
Allowance for loan losses as a % of NPLs	75.5	62.0	70.2	73.3	80.7
Allowance for loan losses as a % of total loans	0.64	0.64	0.65	0.65	0.67
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans[2]	1.16	1.17	1.11	1.10	1.05
Special mention loans	$68,003	$101,560	$103,710	$101,784	$104,569
Substandard loans	129,665	131,919	125,571	112,551	95,152
Doubtful loans	713	556	330	932	541

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance in the period presented above.
[2] See a reconciliation of this non-GAAP financial measure on page 18.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2016			December 31, 2016
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Commercial loans	$7,725,116	$89,905	4.63%	$8,220,331	$94,043	4.55%
Consumer loans	292,088	3,269	4.45%	287,267	3,187	4.41%
Residential mortgage loans	727,304	7,329	4.03%	759,692	7,422	3.91%
Total net loans [1]	8,744,508	100,503	4.57%	9,267,290	104,652	4.49%
Securities taxable	1,838,775	9,870	2.14%	1,814,649	9,993	2.19%
Securities non-taxable	1,098,933	10,386	3.78%	1,158,224	11,027	3.81%
Interest earning deposits	230,478	167	0.29%	215,120	200	0.37%
FHLB and Federal Reserve Bank stock	103,144	870	3.36%	110,461	1,063	3.83%
Total securities and other earning assets	3,271,330	21,293	2.59%	3,298,454	22,283	2.69%
Total interest earning assets	12,015,838	121,796	4.03%	12,565,744	126,935	4.02%
Non-interest earning assets	1,132,363			1,105,932
Total assets	$13,148,201			$13,671,676
Interest bearing liabilities:
Demand deposits	$2,107,669	$1,856	0.35%	$2,116,708	$1,763	0.33%
Savings deposits [2]	827,647	1,515	0.73%	798,090	1,285	0.64%
Money market deposits	3,174,536	4,357	0.55%	3,395,542	4,693	0.55%
Certificates of deposit	609,438	1,473	0.96%	633,526	1,511	0.95%
Total interest bearing deposits	6,719,290	9,201	0.54%	6,943,866	9,252	0.53%
Senior notes	90,953.847	1,328	5.84%	76,415	1,113	5.79%
Other borrowings	1,104,581	2,733	0.98%	1,268,591	3,113	0.98%
Subordinated notes	128,466	1,769	5.51%	172,476	2,349	5.42%
Total borrowings	1,324,001	5,830	1.75%	1,517,482	6,575	1.72%
Total interest bearing liabilities	8,043,291	15,031	0.74%	8,461,348	15,827	0.74%
Non-interest bearing deposits	3,196,204			3,217,156
Other non-interest bearing liabilities	157,292			187,382
Total liabilities	11,396,787			11,865,886
Stockholders’ equity	1,751,414			1,805,790
Total liabilities and stockholders’ equity	$13,148,201			$13,671,676
Net interest rate spread [3]			3.29%			3.28%
Net interest earning assets [4]	$3,972,547			$4,104,396
Net interest margin - tax equivalent		106,765	3.53%		111,108	3.52%
Less tax equivalent adjustment		(3,635)			(3,860)
Net interest income		$103,130			$107,248
Ratio of interest earning assets to interest bearing liabilities	149.4%			148.5%
1 Average balances include the effect of net deferred loan origination fees and costs, allowance for loan losses and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2015			December 31, 2016
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Commercial loans	$6,599,848	$79,009	4.75%	$8,220,331	$94,043	4.55%
Consumer loans	281,242	3,158	4.45%	287,267	3,187	4.41%
Residential mortgage loans	777,561	7,540	3.88%	759,692	7,422	3.91%
Total net loans [1]	7,658,651	89,707	4.65%	9,267,290	104,652	4.49%
Securities taxable	2,111,953	12,201	2.29%	1,814,649	9,993	2.19%
Securities non-taxable	429,633	4,831	4.50%	1,158,224	11,027	3.81%
Interest earning deposits	168,199	77	0.18%	215,120	200	0.37%
FHLB and Federal Reserve Bank stock	91,732	1,100	4.76%	110,461	1,063	3.83%
Total securities and other earning assets	2,801,517	18,209	2.58%	3,298,454	22,283	2.69%
Total interest earning assets	10,460,168	107,916	4.09%	12,565,744	126,935	4.02%
Non-interest earning assets	1,162,453			1,105,932
Total assets	$11,622,621			$13,671,676
Interest bearing liabilities:
Demand deposits	$1,485,690	$890	0.24%	$2,116,708	$1,763	0.33%
Savings deposits [2]	962,766	617	0.25%	798,090	1,285	0.64%
Money market deposits	2,808,734	3,283	0.46%	3,395,542	4,693	0.55%
Certificates of deposit	550,640	938	0.68%	633,526	1,511	0.95%
Total interest bearing deposits	5,807,830	5,728	0.39%	6,943,866	9,252	0.53%
Senior notes	98,827	1,476	5.93%	76,415	1,113	5.79%
Other borrowings	889,723	3,599	1.60%	1,268,591	3,113	0.98%
Subordinated notes	—	—	—%	172,476	2,349	5.42%
Total borrowings	988,550	5,075	2.04%	1,517,482	6,575	1.72%
Total interest bearing liabilities	6,796,380	10,803	0.63%	8,461,348	15,827	0.74%
Non-interest bearing deposits	3,017,727			3,217,156
Other non-interest bearing liabilities	147,232			187,382
Total liabilities	9,961,339			11,865,886
Stockholders’ equity	1,661,282			1,805,790
Total liabilities and stockholders’ equity	$11,622,621			$13,671,676
Net interest rate spread [3]			3.46%			3.28%
Net interest earning assets [4]	$3,663,788			$4,104,396
Net interest margin - tax equivalent		97,113	3.68%		111,108	3.52%
Less tax equivalent adjustment		(1,692)			(3,860)
Net interest income		$95,421			$107,248
Ratio of interest earning assets to interest bearing liabilities	153.9%			148.5%
1 Average balances include the effect of net deferred loan origination fees and costs, allowance for loan losses and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend on page 18.
	As of and for the Quarter Ended
	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016

The following table shows the reconciliation of stockholders’ equity to tangible equity and the tangible equity ratio[1]:

Total assets	$11,955,952	$12,865,356	$13,065,248	$13,617,228	$14,178,447
Goodwill and other intangibles	(748,066)	(772,390)	(769,125)	(765,858)	(762,953)
Tangible assets	11,207,886	12,092,966	12,296,123	12,851,370	13,415,494
Stockholders’ equity	1,665,073	1,698,133	1,735,994	1,765,160	1,855,183
Goodwill and other intangibles	(748,066)	(772,390)	(769,125)	(765,858)	(762,953)
Tangible stockholders’ equity	917,007	925,743	966,869	999,302	1,092,230
Common stock outstanding at period end	130,006,926	130,548,989	130,620,463	130,853,673	135,257,570
Stockholders’ equity as a % of total assets	13.93%	13.20%	13.29%	12.96%	13.08%
Book value per share	$12.81	$13.01	$13.29	$13.49	$13.72
Tangible equity as a % of tangible assets	8.18%	7.66%	7.86%	7.78%	8.14%
Tangible book value per share	$7.05	$7.09	$7.40	$7.64	$8.08

The following table shows the reconciliation of reported return on average tangible equity and adjusted return on average tangible equity[2]:

Average stockholders’ equity	$1,661,282	$1,686,274	$1,711,902	$1,751,414	$1,805,790
Average goodwill and other intangibles	(750,334)	(747,412)	(770,931)	(767,753)	(764,543)
Average tangible stockholders’ equity	910,948	938,862	940,971	983,661	1,041,247
Net income	32,791	23,766	37,770	37,422	40,996
Net income, if annualized	130,095	95,586	151,910	148,874	163,093
Reported return on average tangible equity	14.28%	10.18%	16.14%	15.13%	15.66%
Adjusted net income (see reconciliation on page 17)	$33,525	$32,159	$35,414	$37,793	$39,954
Annualized adjusted net income	133,007	129,343	142,434	150,350	158,947
Adjusted return on average tangible equity	14.60%	13.78%	15.14%	15.28%	15.27%

The following table shows the reconciliation of reported return on tangible assets and adjusted return on tangible assets3:

Average assets	$11,622,621	$12,001,370	$12,700,038	$13,148,201	$13,671,676
Average goodwill and other intangibles	(750,334)	(747,412)	(770,931)	(767,753)	(764,543)
Average tangible assets	10,872,287	11,253,958	11,929,107	12,380,448	12,907,133
Net income	32,791	23,766	37,770	37,422	40,996
Net income, if annualized	130,095	95,586	151,910	148,874	163,093
Reported return on average tangible assets	1.20%	0.85%	1.27%	1.20%	1.26%
Adjusted net income (see reconciliation on page 17)	$33,525	$32,159	$35,414	$37,793	$39,954
Annualized adjusted net income	133,007	129,343	142,434	150,350	158,947
Adjusted return on average tangible assets	1.22%	1.15%	1.19%	1.21%	1.23%

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend on page 18.
	As of and for the Quarter Ended
	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$95,421	$93,510	$100,380	$103,130	$107,248
Non-interest income	16,081	15,430	20,442	19,039	16,057
Total net revenue	111,502	108,940	120,822	122,169	123,305
Tax equivalent adjustment on securities	1,690	2,091	3,162	3,635	3,860
Net loss (gain) on sale of securities	121	283	(4,474)	(3,433)	102
Net (gain) on sale of trust division	—	—	—	—	(2,255)
Adjusted total net revenue	113,313	111,314	119,510	122,371	125,012
Non-interest expense	57,419	68,931	59,640	62,256	57,072
Merger-related expense	—	(265)	—	—	—
Charge for asset write-downs, retention and severance	—	(2,485)	—	(2,000)	—
Loss on extinguishment of borrowings	—	(8,716)	—	(1,013)	—
Amortization of intangible assets	(3,431)	(3,053)	(3,241)	(3,241)	(2,881)
Adjusted non-interest expense	53,988	54,412	56,399	56,002	54,191
Reported efficiency ratio	51.5%	63.3%	49.4%	51.0%	46.3%
Adjusted efficiency ratio	47.6	48.9	47.2	45.8	43.3

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income (non-GAAP) and adjusted diluted earnings per share[5]:

Income before income tax expense	$48,583	$36,009	$56,182	$54,413	$60,733
Income tax expense	15,792	12,243	18,412	16,991	19,737
Net income (GAAP)	32,791	23,766	37,770	37,422	40,996

Adjustments:
Net loss (gain) on sale of securities	121	283	(4,474)	(3,433)	102
Net (gain) on sale of trust division	—	—	—	—	(2,255)
Merger-related expense	—	265	—	—	—
Charge for asset write-downs, retention and severance	—	2,485	—	2,000	—
Loss on extinguishment of borrowings	—	8,716	—	1,013	—
Amortization of non-compete agreements and acquired customer list intangible assets	961	968	969	970	610
Total adjustments	1,082	12,717	(3,505)	550	(1,543)
Income tax (benefit) expense	(348)	(4,324)	1,149	(179)	501
Total adjustments net of taxes	734	8,393	(2,356)	371	(1,042)
Adjusted net income (non-GAAP)	$33,525	$32,159	$35,414	$37,793	$39,954

Weighted average diluted shares	130,354,779	130,500,975	130,688,729	130,875,614	132,995,762
Diluted EPS as reported (GAAP)	$0.25	$0.18	$0.29	$0.29	$0.31
Adjusted diluted EPS (non-GAAP)	0.26	0.25	0.27	0.29	0.30

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	As of and for the Quarter Ended
	12/31/2015	3/31/2016	6/30/2016	9/30/2016	12/31/2016
The following table shows a reconciliation of the allowance for loan losses and remaining purchase accounting adjustments to portfolio loans[6]:
Allowance for loan losses	$50,145	$53,014	$55,865	$59,405	$63,622
Remaining purchase accounting adjustments:
Acquired performing loans	24,766	27,340	23,802	26,003	22,199
Purchased credit impaired loans	16,617	16,862	15,955	15,513	14,813
Total remaining purchase accounting adjustments	41,383	44,202	39,757	41,516	37,012
Total valuation balances recorded against portfolio loans	$91,528	$97,216	$95,622	$100,921	$100,634

Total portfolio loans, gross	$7,859,360	$8,286,163	$8,594,295	$9,168,741	$9,527,230
Remaining purchase accounting adjustments:
Acquired performing loans	24,766	27,340	23,802	26,003	22,199
Purchased credit impaired loans	16,617	16,862	15,955	15,513	14,813
Adjusted portfolio loans, gross	$7,900,743	$8,330,365	$8,634,052	$9,210,257	$9,564,242
Allowance for loan losses to total portfolio loans, gross	0.64%	0.64%	0.65%	0.65%	0.67%
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans	1.16%	1.17%	1.11%	1.10%	1.05%

	For the Year Ended December 31,
	2015	2016

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income (non-GAAP) and adjusted diluted earnings per share[5]:
Income before income tax expense	$97,949	$207,354
Income tax expense	31,835	67,382
Net income (GAAP)	66,114	139,972

Adjustments:
Net (gain) on sale of securities	(4,837)	(7,522)
Net (gain) on sale of trust division	—	(2,255)
Merger-related expense	17,079	265
Charge for asset write-downs, retention and severance	29,046	4,485
Loss on extinguishment of borrowings	—	9,729
Charge on benefit plan settlement	13,384	—
Amortization of non-compete agreements and acquired customer list intangible assets	3,526	3,514
Total adjustments	58,198	8,216
Income tax (benefit)	(18,914)	(2,670)
Total adjustments net of taxes	39,284	5,546
Adjusted net income (non-GAAP)	$105,398	$145,518

Weighted average diluted shares	110,329,353	131,234,462
Diluted EPS as reported (GAAP)	$0.60	$1.07
Adjusted diluted EPS (non-GAAP)	0.96	1.11

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

	For the Year Ended December 31,
	2015	2016
The following table shows the reconciliation of reported return on tangible equity and adjusted return on tangible equity[2]:
Average stockholders’ equity	$1,360,859	$1,739,073
Average goodwill and other intangibles	(600,605)	(762,679)
Average tangible stockholders’ equity	760,254	976,394
Net income	$66,114	$139,972
Reported return on average tangible equity	8.70%	14.34%
Adjusted net income (see reconciliation on page 20)	$105,398	$145,518
Adjusted return on average tangible equity	13.86%	14.90%
The following table shows the reconciliation of reported return on tangible assets and adjusted return on tangible assets[3]:
Average assets	$9,604,256	$12,883,226
Average goodwill and other intangibles	(600,605)	(762,679)
Average tangible assets	9,003,651	12,120,547
Net income	66,114	139,972
Reported return on average tangible assets	0.73%	1.15%
Adjusted net income	$105,398	$145,518
Adjusted return on average tangible assets	1.17%	1.20%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$311,216	$404,269
Non-interest income	62,751	70,987
Total net revenues	373,967	475,256
Tax equivalent adjustment on securities	6,503	12,745
Net (gain) on sale of securities	(4,837)	(7,522)
Net (gain) on sale of trust division	—	(2,255)
Adjusted total net revenue	375,633	478,224
Non-interest expense	260,318	247,902
Merger-related expense	(17,079)	(265)
Charge for asset write-downs, retention and severance	(29,046)	(4,485)
Loss on extinguishment of borrowings	—	(9,729)
Charge on benefit plan settlement	(13,384)	—
Amortization of intangible assets	(10,043)	(12,416)
Adjusted non-interest expense	190,766	221,007
Reported efficiency ratio	69.6%	52.2%
Adjusted efficiency ratio	50.8%	46.2%

The non-GAAP/adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

1 Stockholders’ equity as a percentage of total assets, book value per share, tangible equity as a percentage of tangible assets and tangible book value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible equity and adjusted return on average tangible equity measures provide information to evaluate the use of our tangible equity.

3 Reported return on tangible assets and adjusted return on tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income and adjusted earnings per share present a summary of our earnings which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.

6 The reconciliation of the allowance for loan losses and remaining purchase accounting adjustments to portfolio loans provides information to evaluate the impact of purchase accounting adjustments and the allowance for loan losses on our portfolio loans. In purchase accounting, the prior allowance for loan losses is not carried over, and in place, we are required to estimate the fair value of the loan, which includes an estimate of life of loan losses on the portfolio, which is included as a purchase discount within the acquired loan portfolio.